UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2006

CYGNE DESIGNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22102	04-2843286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

2006 Incentive Plan

On January 20, 2006, the stockholders of Cygne Designs, Inc. (the “Company”) approved the Company’s 2006 Incentive Plan (the “Plan”).

The following brief description of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1.

The purpose of the Plan is to enable the Company to attract, motivate, reward and retain key personnel through the use of equity-based and cash incentive compensation awards, including options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, performance-based awards, dividend equivalent payment rights and other forms of equity-based compensation and cash incentive awards.

Subject to adjustment to reflect stock splits, stock dividends and other recapitalization events, a total of 3,000,000 shares of our common stock may be issued pursuant to the Plan. In determining the number of authorized shares available for issuance under the Plan the following shares shall be deemed not to have been issued (and will remain available for issuance) pursuant to the Plan: (i) shares that are subject to an award that is forfeited, canceled, terminated or settled in cash, (ii) shares repurchased by us from the recipient of an award for not more than the original purchase price of such shares or forfeited by us by the recipient of an award or (iii) shares withheld or tendered by the recipient of an award as payment of the exercise or purchase price under an award or the tax withholding obligations associated with an award.

In any single calendar year, no employee may be granted under the Plan options relating to more than 600,000 shares of the Company’s common stock or SARs relating to more than 600,000 shares of the Company’s common stock. With respect to performance-based awards valued by reference to the Company’s common stock at the date of grant, the maximum number of shares of the Company’s common stock that may be earned by any employee during any calendar year is 600,000. With respect to performance-based awards not valued by reference to the Company’s common stock at the date of grant, the maximum amount that may be earned by any employee during any calendar year is $1,000,000. Any unused portion of the annual limitation on performance-based awards that may be earned by an employee shall be carried forward on a cumulative basis.

Awards may be made under the Plan to employees (including prospective employees), directors and consultants of the Company and its affiliates.

The Plan will be administered by a committee (the “Committee”) comprised of at least two (2) members of the Company’s Board of Directors, as chosen by the Board. Subject to the Plan, the Committee will have the authority to select the persons to whom awards will be made, to prescribe the terms and conditions of such awards and to construe, interpret and apply the provisions of the Plan and of any award made under the plan. Notwithstanding the foregoing, our Board of Directors will have sole responsibility and authority for matters relating to the grant and administration of awards to the Company’s non-employee directors. The Company’s Compensation and Stock Option Committee will serve as the Committee administering the Plan.

The Board of Directors may amend or terminate the Plan. Subject to certain limitations set forth in the Plan, any amendment which would increase the aggregate number of shares of the Company’s common stock issuable under the Plan or the maximum number of shares with respect to which equity awards may be granted to any employee in any calendar year, modify a class of persons eligible to receive awards under the Plan or otherwise require stockholder approval under applicable law or exchange or market requirements shall, to the extent required by applicable law or exchange or market requirements, be subject to the approval of the Company’s stockholders. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the effective date.

Non-Employee Director Compensation

On January 20, 2006, the Board of Directors of the Company granted shares of restricted stock under the Plan to each of its non-employee directors, James G. Groninger, Guy Kinberg and Michel Collet, in the following amounts: 22,500 shares, 18,750 shares and 18,750 shares, respectively. The shares are scheduled to vest in eight quarterly installments on the last day of each of the first eight consecutive fiscal quarters of the Company ending after the date of grant, provided, that, the director remains in continuous service with the Company through each applicable vesting date. The shares of restricted stock also will also vest in full upon a Change in Control (as defined in the Plan) or the termination of the director’s service due to death or disability. The form of restricted stock agreement for non-employee directors under which the grants were made is attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities

The description of the issuance of the shares of restricted stock to the Company’s non-employee directors contained in Item 1.01 above is incorporated herein by reference.

The issuance of the shares of restricted stock was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the shares does not involve a public offering. No underwriters were involved in this transaction.

Item 8.01 Other Events

Certificate of Amendment

Attached as Exhibit 3.1 to this report is the Certificate of Amendment of the Restated Certificate of Incorporation of Cygne Designs, Inc., which was filed with the Delaware Secretary of State on January 20, 2006. Pursuant to the Certificate of Amendment, the Company amended its Restated Certificate of Incorporation to increase the total number of shares of all classes of stock which the Company has authority to issue to one hundred-one million (101,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, par value $0.01 per share and one million (1,000,000) shares of Preferred Stock, par value $0.01 per share, which Preferred Stock shall have such designations as may be authorized by the Board of Directors from time to time. The remaining provisions of the Restated Certificate of Incorporation will continue in full force and effect.

Annual Meeting of Stockholders

At the Company’s annual meeting of stockholders held on January 20, 2006, three proposals were voted upon by the Company’s stockholders. A description of each proposal and a tabulation of the votes for each of the proposals follows:

1. To elect four directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. All four nominees were elected:

	For Nominee	Authority Withheld From Nominee
James G. Groninger	15,522,600	8,600
Michel Collet	15,522,600	8,600
Bernard Manuel	15,522,600	8,600
Guy Kinberg	15,519,800	11,400

2. To approve the amendment of our Restated Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 25,000,000 to 100,000,000 shares. The amendment was approved:

For	Against	Abstentions and Broker Non-Votes
15,513,326	9,374	8,500

3. To approve the Plan. The Plan was approved:

For	Against	Abstentions and Broker Non-Votes
15,519,600	11,600	0

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Cygne Designs, Inc.

10.1	Cygne Designs, Inc. 2006 Incentive Plan

10.2	Form of Restricted Stock Agreement for Non- Employee Directors Under the 2006 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.
Date: January 26, 2006
	By:	/s/ Roy E. Green
	Name:	Roy E. Green
	Title:	Chief Financial Officer